May 8, 2002                                                         EX-99.9



Board of Directors
Jackson National Life Insurance Company
1 Corporate Way
Lansing, MI 48951

         Re:      Jackson National Life Insurance Company
                  JNLNY Separate Account I
                  Registration Statement on Form N-4 (File No. 333-81266)

Gentlemen:

You have requested our Opinion of Counsel in connection with the filing with the Securities and Exchange Commission of Pre-Effective Amendment No.1 on Form N-4 for the Individual Fixed and Variable Annuity Contracts (the "Contracts") to be issued by Jackson National Life Insurance Company and its separate account, JNLNY Separate Account I.

We have made such examination of the law and have examined such records and documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

We are of the following opinions:

         1. JNLNY Separate Account I is a Unit Investment Trust as that term is defined in Section 4(2) of the Investment Company Act of 1940 (the "Act"), and is currently registered with the Securities and Exchange Commission, pursuant to Section 8(a) of the Act.

         2. Upon the acceptance of premiums made by an Owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such an Owner will have a legally-issued, fully paid, non-assessable contractual interest under such Contract.



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Board of Directors
Jackson National Life Insurance Company of New York
May 8, 2002
Page 2



You may use this opinion letter, or a copy thereof, as an exhibit to the Registration Statement.

                                   Sincerely,




                                   By:  /s/ Thomas J. Meyer
                                        ---------------------------------
                                        Thomas J. Meyer
                                        Senior Vice President, General Counsel
                                        and Secretary
                                        Jackson National Life Insurance Company
                                        of New York